ADMINISTRATIVE SERVICES AGREEMENT

     Agreement made as of the 1st day of June, 2000, between the registered investment companies specified in Schedule A (each individually referred to as "Company"), each a Maryland corporation and INVESCO FUNDS GROUP, INC., a Delaware corporation ("INVESCO").

     WHEREAS, each Company is engaged in business as an open-end management investment company, registered as such under the Investment Company Act of 1940, as amended (the "Act"), and is authorized to issue shares in multiple classes representing interests in separate portfolios of investments as listed on Schedule A (the "Portfolios"); and

     WHEREAS, INVESCO is registered as an investment adviser under the Investment Advisers Act of 1940, and engages in the business of acting as investment adviser and providing certain other administrative, sub-accounting and recordkeeping services to certain investment companies, including the Company; and

     WHEREAS,   the  Company   desires  to  retain  INVESCO  to  render  certain
administrative, sub-accounting and recordkeeping services (the "Services") in the manner and on the terms and conditions hereinafter set forth; and

     WHEREAS, INVESCO desires to be retained to perform such services on said terms and conditions;


     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the Company and INVESCO agree as follows:

     1. The Company hereby retains INVESCO to provide, or, upon receipt of written approval of the Company arrange for other corporations, including affiliates of INVESCO, to provide to the Portfolios such sub-accounting and recordkeeping services and functions as are reasonably necessary for the operation of the Portfolios. Such services shall include, but shall not be limited to, preparation and maintenance of the following required books, records and other documents: (i) journals containing daily itemized records of all purchases and sales, and receipts and deliveries of securities and all receipts and disbursements of cash and all other debits and credits, in the form required by Rule 31a-1(b)(1) under the Act; (ii) general and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, in the form required by Rules 31a-1(b)(2)(i) - (iii) under the Act; (iii) a securities record or ledger reflecting separately for each portfolio security as of trade date all "long" and "short" positions carried by the Portfolios for the account of the Portfolios, if any, and showing the location of all securities long and the off-setting position to all securities short, in the form required by Rule 31a-1(b)(3) under the Act; (iv) a record of all portfolio purchases or sales, in the form required by Rule 31a-1(b)(6) under the Act; (v) a record of all puts, calls, spreads, straddles and all other options, if any, in which the Portfolios have any direct or indirect interest or which the Portfolios have granted or guaranteed, in the form required by Rule 31a-1(b)(7) under the Act; (vi) a record of the proof of money balances in all ledger accounts maintained pursuant to this Agreement, in the form required by Rule 31a-1(b)(8) under the Act; and
(vii) price make-up sheets and such records as are necessary to reflect the determination of the Portfolios' net asset value. The foregoing books and records shall be maintained and preserved by INVESCO in accordance with and for the time periods specified by applicable rules and regulations, including Rule 31a-2 under the Act. All such books and records shall be the property of the Company and, upon request therefor, INVESCO shall surrender to the Company such of the books and records so requested; and b) such sub-accounting, recordkeeping and administrative services and functions, which shall be furnished by a wholly owned subsidiary of INVESCO, as are reasonably necessary for the operation of Portfolio shareholder accounts maintained by certain retirement plans and employee benefit plans for the benefit of participants in such plans. Such services and functions shall include, but shall not be limited to: (i) establishing new retirement plan participant accounts; (ii) receipt and posting of weekly, bi-weekly and monthly retirement plan contributions; (iii) allocation of contributions to each participant's individual account; (iv) maintenance of separate account balances for each source of retirement plan money (i.e., company, employee, voluntary, rollover) invested in the Portfolios; (v) purchase, sale, exchange or transfer of monies in the retirement plan as directed by the relevant party; (vi) distribution of monies for participant loans, hardships, terminations, death or disability payments; (vii) distribution of periodic payments for retired participants; (viii) posting of distributions of interest, dividends and long-term capital gains to participants by the Portfolios; (ix) production of monthly, quarterly and/or annual statements of all activity in the Portfolios for the relevant parties; (x) processing of participant maintenance information for investment election changes, address changes, beneficiary changes and Qualified Domestic Relations Orders; (xi) responding to telephone and written inquiries concerning investments in the Portfolios retirement plan provisions and compliance issues; (xii) performing discrimination testing and counseling employers on cure options on failed tests;
(xiii) preparation of 1099R and W2P participant IRS tax forms; (xiv) preparation of, or assisting in the preparation of, 5500 Series tax forms, Summary Plan Descriptions and Determination Letters; and (xv) reviewing legislative and IRS changes to keep the retirement plan in compliance with applicable law.

     2. INVESCO shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as it shall from time to time determine to be necessary or useful to the performance of its obligations under this Agreement. Without limiting the generality of the foregoing, such staff and personnel shall be deemed to include officers of INVESCO and persons employed or otherwise retained by INVESCO to provide or assist in providing the Services to the Portfolios.

     3. INVESCO shall, at its own expense, provide such office space, facilities and equipment (including, but not limited to, computer equipment, communication lines and supplies) and such clerical help and other services as shall be necessary to provide the Services to the Portfolios. In addition, INVESCO may arrange on behalf of a Company to obtain pricing information regarding the Portfolios' investment securities from such company or companies as are approved by a majority of the Fund's board of directors, (the "Directors") and, if necessary, the Company shall be financially responsible to such company or companies for the reasonable cost of providing such pricing information.

     4. The Company will, from time to time, furnish or otherwise make available to INVESCO such information relating to the business and affairs of the Portfolios as INVESCO may reasonably require in order to discharge its duties and obligations hereunder.

     5. For the services rendered, facilities furnished, and expenses assumed by INVESCO under this Agreement, each Company shall pay to INVESCO the fees set forth on Schedule B.

     6. INVESCO will permit representatives of a Company including the Company's independent auditors to have reasonable access to the personnel and records of INVESCO in order to enable such representatives to monitor the quality of services being provided and the level of fees due INVESCO pursuant to this Agreement. In addition, INVESCO shall promptly deliver to the Directors such information as may reasonably be requested from time to time to permit the Directors to make an informed determination regarding continuation of this Agreement and the payments contemplated to be made hereunder.

     7. This Agreement shall remain in effect until no later than May 31, 2001, and from year to year thereafter provided such continuance is approved at least annually by the vote of a majority of the Directors who are not parties to this Agreement, or "interested persons" (as defined in the Act) of any such party, which vote must be cast in person at a meeting called for the purpose of voting on such approval; and further provided, however, that (a) a Company may, at any time and without the payment of any penalty, terminate this Agreement (with respect to itself or one or more of its Portfolios) upon thirty (30) days written notice to INVESCO; (b) the Agreement shall immediately terminate in the event of its assignment (within the meaning of the Act and the Rules thereunder) unless the Directors approve such assignment; and (c) INVESCO may terminate this Agreement (or terminate it with respect to a Company or one or more Portfolios thereof) without payment of penalty on sixty (60) days written notice to a Company. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postage pre-paid, to the other party at the principal office of such party.

     8. This Agreement shall be construed in accordance with the laws of the State of Colorado and the applicable provisions of the Act. To the extent the applicable law of the State of Colorado or any of the provisions herein conflict with the applicable provisions of the Act, the latter shall control.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day and year first above written.

                              COMPANY (Listed in Schedule A)


                              By: /s/ Mark H. Williamson
                                  ----------------------
                              Mark H. Williamson, President

ATTEST:

/s/ Glen A. Payne
-----------------
Glen A. Payne, Secretary


                              INVESCO

                              By: /s/ Ronald L. Grooms
                                  --------------------
                              Ronald L. Grooms, Senior Vice President


ATTEST:

/s/ Glen A. Payne
-----------------
Glen A. Payne, Secretary


                             ADMINISTRATIVE SERVICES
                                   SCHEDULE A

REGISTERED INVESTMENT COMPANY             FUNDS                                 EFFECTIVE DATE
------------------------------------------------------------------------------------------------
INVESCO COUNSELOR SERIES FUNDS, INC.(1),(2)                                     August 23, 2000
                                          Advantage Fund
                                          Advantage Global Health
                                             Sciences Fund(5)                   May 15, 2001

INVESCO BOND FUNDS, INC.                                                        June 1, 2000
                                          High Yield Fund
                                          Select Income Fund
                                          Tax-Free Bond Fund
                                          U.S. Government Securities Fund

INVESCO COMBINATION STOCK & BOND FUNDS, INC.                                    June 1, 2000
                                          Balanced Fund
                                          Core Equity Fund(9)
                                          Total Return Fund

INVESCO GLOBAL & INTERNATIONAL FUNDS, INC.(3),(13)
                                          European Fund                         June 1, 2000
                                          International Blue Chip Value Fund    June 1, 2000
                                          Global Growth Fund(4),(14)            November 1, 2002

INVESCO MANAGER SERIES FUNDS, INC.(12)                                          August 30, 2002
                                          Multi-Sector Fund

INVESCO MONEY MARKET FUNDS, INC.                                                June 1, 2000
                                          Cash Reserves Fund
                                          Tax-Free Money Fund
                                          U.S. Government Money Fund

INVESCO SECTOR FUNDS, INC.                                                      June 1, 2000
                                          Energy Fund
                                          Financial Services Fund
                                          Gold & Precious Metals Fund(11)
                                          Health Sciences Fund
                                          Leisure Fund
                                          Real Estate Opportunity Fund
                                          Technology Fund
                                          Telecommunications Fund
                                          Utilities Fund

INVESCO STOCK FUNDS, INC.
                                          Basic Value Fund(11)                  July 31, 2002
                                          Dynamics Fund                         June 1, 2000
                                          Endeavor Fund                         June 1, 2000
                                          Growth Fund(8)                        June 1, 2000
                                          Growth & Income Fund                  June 1, 2000
                                          Mid-Cap Growth Fund(6),(15)           September 28, 2001
                                          Small Company Growth Fund             June 1, 2000
                                          S&P 500 Index Fund                    June 1, 2000
                                          Value Equity Fund                     June 1, 2000

                                   SCHEDULE A
                                   (CONTINUED)

REGISTERED INVESTMENT COMPANY             FUNDS                                 EFFECTIVE DATE
------------------------------------------------------------------------------------------------

INVESCO TREASURER'S SERIES FUNDS, INC.                                          June 1, 2000
                                          Treasurer's Money Market
                                            Reserve Fund
                                          Treasurer's Tax-Exempt
                                            Reserve Fund

INVESCO VARIABLE INVESTMENT FUNDS, INC.(7)                                      June 1, 2000
                                          VIF-Core Equity Fund(10)
                                          VIF-Dynamics Fund
                                          VIF-Growth Fund(8)
                                          VIF-Financial Services Fund
                                          VIF-Health Sciences Fund
                                          VIF-High Yield Fund
                                          VIF-Leisure Fund(8)
                                          VIF-Real Estate Opportunity Fund
                                          VIF-Small Company Growth Fund
                                          VIF-Technology Fund
                                          VIF-Telecommunications Fund
                                          VIF-Total Return Fund
                                          VIF-Utilities Fund

(1)  Amended on August 23, 2000.
(2) Amended November 8, 2000 -- On November 8, 2000 the name of the INVESCO Advantage Series Funds, Inc. was changed to INVESCO Counselor Series Funds, Inc.
(3) Amended to reflect the liquidation and termination of Latin American Growth and Pacific Basic Funds on November 28, 2000.
(4)  Amended on November 29, 2000.
(5)  Amended on May 15, 2001.
(6)  Amended on September 28, 2001.
(7) Amended to reflect the liquidation and termination of VIF-Market Neutral Fund on October 5, 2001.
(8)  Amended on October 19, 2001.
     Also, on October 19, 2001 the names of the Blue Chip Growth Fund and the VIF-Blue Chip Growth Fund were changed to Growth Fund and VIF-Growth Fund, respectively.
(9) On March 29, 2002 the name of the Equity Income Fund was changed to Core Equity Fund.
(10) On April 30, 2002 the name of the VIF-Equity Income Fund was changed to VIF-Core Equity Fund.
(11) Amended on July 31, 2002. Also, on July 31, 2002 the name of the Gold Fund was changed to Gold & Precious Metals Fund.
(12) Amended on August 30, 2002.
(13) On October 21, 2002, the name of INVESCO International Funds, Inc. was changed to INVESCO Global & International Funds, Inc.
(14) Amended on November 1, 2002 to convert Global Growth Fund from a series of INVESCO Counselor Series Funds, Inc. to a series of INVESCO International Funds, Inc.
(15) Amended on November 30, 2002 to convert Mid-Cap Gorwth Fund from a series of INVESCO Counselor Series Funds, Inc. to a series of INVESCO Stock Funds, Inc.

                             ADMINISTRATIVE SERVICES
                                   SCHEDULE B

                    INVESCO COUNSELOR SERIES FUNDS, INC.(1)(2)
                    ---------------------------------------

For full compensation for services provided under this Agreement, the Fund pays a monthly fee to INVESCO consisting of a base fee of $10,000 per year, plus an additional incremental fee computed daily and paid monthly at an annual rate of 0.045% per year of the average net assets of the Fund.

                             INVESCO BOND FUNDS INC.
                  INVESCO COMBINATION STOCK & BOND FUNDS INC.(3)
                   INVESCO GLOBAL & INTERNATIONAL FUNDS, INC.(5)
                       INVESCO MANAGER SERIES FUNDS, INC.(4)
                        INVESCO MONEY MARKET FUNDS, INC.
                           INVESCO SECTOR FUNDS, INC.
                            INVESCO STOCK FUNDS, INC.
                     INVESCO TREASURERS SERIES FUNDS, INC.

For the services rendered, facilities furnished, and expenses assumed by INVESCO under this Agreement, each Company shall pay to INVESCO a $10,000 per year per Portfolio base fee, plus an additional fee, computed on a daily basis and paid on a monthly basis. For purposes of each daily calculation of this additional fee, the most recently determined net asset value of each Portfolio, as determined by a valuation made in accordance with each Company's procedure for calculating each Portfolio's net asset value as described in each of the Portfolios respective Prospectus and/or Statement of Additional Information, shall be used. The additional fee to INVESCO under this Agreement shall be computed at the annual rate of 0.045% of each Portfolio's daily net assets as so determined. During any period when the determination of a Portfolio's net asset value is suspended by the Directors, the net asset value of that Portfolio as of the last business day prior to such suspension shall, for the purpose of this Paragraph, be deemed to be the net asset value at the close of each succeeding business day until the applicable Portfolio's daily net assets are again determined.

Notwithstanding the foregoing paragraphs, INVESCO, pursuant to the terms of an investment advisory agreement with INVESCO Treasurers Series Funds, Inc. dated June 1, 1999, will not charge the Portfolios of INVESCO Treasurers Series Funds, Inc. any fees under this Administrative Services Agreement. However, this commitment may be changed following consultation with the Directors.

                    INVESCO VARIABLE INVESTMENT FUNDS, INC.
                    ---------------------------------------

For the services rendered, facilities furnished, and expenses assumed by INVESCO under this Agreement, the Fund shall pay to INVESCO a $10,000 per year per Portfolio base fee, plus an additional fee, computed on a daily basis and paid on a monthly basis. For purposes of each daily calculation of this additional fee, the most recently determined net asset value of each Portfolio, as determined by a valuation made in accordance with the Fund's procedure for calculating each Portfolio's net asset value as described in each Portfolio's Prospectus and/or Statement of Additional Information, shall be used. The additional fee to INVESCO under this Agreement shall be computed at the annual rate of 0.015% of each portfolio's daily net assets as so determined. During any period when the determination of a Portfolio's net asset value is suspended by the directors of the Fund, the net asset value of a share of that Portfolio as of the last business day prior to such suspension shall, for the purpose of this Paragraph, be deemed to be the net asset value at the close of each succeeding business day until it is again determined. Effective July 6, 1998 an additional fee will be paid to INVESCO under the Agreement computed at the annual rate of 0.25% of each Portfolio's gross new assets (new sales of shares, exchanges into the Portfolio, and reinvestment of dividends and capital gains distributions) as so determined.

(1)  Amended on August 23, 2000.
(2) Amended November 8, 2000 -- On November 8, 2000 the name of the INVESCO Advantage Series Funds, Inc. was changed to INVESCO Counselor Series Funds, Inc.
(3) Amended on May 13, 2002 to reflect the increase in the administrative services fee for Total Return Fund to 0.045% from 0.015%.
(4)  Amended on August 30, 2002.
(5) On October 21, 2002, the name of INVESCO International Funds, Inc. was changed to INVESCO Global & International Funds, Inc.